UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2023

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.
On January 12, 2023, Cognizant Technology Solutions Corporation (the “Company”) issued a press release to report the appointment of a new Chief Executive Officer and Director of the Board, as described below. In this press release, the Company disclosed updated 2022 guidance for fourth quarter and full year revenue and full year Adjusted Operating Margin and Adjusted Diluted EPS. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer – Ravi Kumar S

On January 12, 2023, the Company announced that the Board of Directors (the “Board”) has appointed Ravi Kumar Singisetti (also referred to a Ravi Kumar S or Ravi Kumar) as the Company’s Chief Executive Officer and as a member of the Board, in each case effective January 12, 2023 (the “Effective Date”).

Mr. Kumar, age 51, joins Cognizant after a 20-year career at Infosys, where he held various leadership roles, most recently serving as President from January 2016 through October 2022. In this role, he led the Infosys Global Services Organization across all global industry segments, driving digital transformation services, consulting services, technology services, engineering services, data & analytics, cloud and infrastructure, and enterprise package applications service lines. Prior to Infosys, Mr. Kumar served in positions of increasing authority at PricewaterhouseCoopers, Cambridge Tech Partners, Oracle Corporation and Sapient. He is a member of the Board of Directors of Digimarc Corporation and TransUnion. Mr. Kumar has a bachelor’s degree in Engineering from Shivaji University and an M.B.A. from Xavier Institute of Management, India.

There is no arrangement or understanding between Mr. Kumar and any other person pursuant to which Mr. Kumar was appointed as Chief Executive Officer or as a Director of the Company. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Kumar has a direct or indirect material interest. There are no family relationships between Mr. Kumar and any of the Directors or officers of the Company or any of its subsidiaries.

In connection with his appointment as Chief Executive Officer, the Company provided Mr. Kumar with an offer letter (the “Offer Letter”) pursuant to which Mr. Kumar has agreed to serve as the Company’s Chief Executive Officer on an at-will basis. Mr. Kumar will initially be entitled to the following compensation and benefits: (i) an annual base salary in the amount of $1,000,000; (ii) annual cash incentive compensation with a target of 200% of his annual base salary in accordance with the terms of the Company’s annual cash incentive compensation plan; and (iii) annual equity awards with a target grant-date value of $11,500,000, of which $4,600,000 will be time-based restricted stock units (“RSUs”) vesting over a three-year period and $6,900,000 will be performance-based restricted stock units (“PSUs”). In addition, in connection with his appointment, Mr. Kumar is entitled to receive the following one-time awards: (a) PSUs with a target value of $3,000,000, and a payout range from 0% to 250% of the target measured over a four-year performance cycle (the “New Hire Award”); (b) an equity award consisting of RSUs with a grant date value of $5,000,000, vesting in substantially equal quarterly installments over the one year period following his start date (the “Buyout Award”) and (c) a cash sign-on bonus of $750,000 (the “Sign-on Bonus”).

The New Hire Award will be payable based on absolute total stockholder return (measured as a compound annual growth rate) of the Company’s common stock over the four years starting on the January 12, 2023 (with share price adjustment downwards to account for dividends), as shown in the following table:

Performance Level	Stock Price CAGR	% of Target Earned
Maximum	+20%	250%
Above Target	+17%	200%
Target	+15%	100%
Threshold	+10%	50%

These amounts would correlate to an absolute growth rate for the Company’s common stock of 46% for Threshold performance, 75% for Target performance, 87% for Above Target performance and 107% for Maximum performance.

Pursuant to the terms of the Offer Letter, Mr. Kumar is required to hold all shares of common stock received upon vesting of the Buyout Award for four years following his start date.

The Offer Letter provides that upon employment, Mr. Kumar will enter into an Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement in the form attached to the Offer Letter, which is generally consistent with the form agreement applicable to executive officers of the Company, as modified in certain respects for an individual serving as Chief Executive Officer of the Company (the “Kumar Employment Agreement”).

This description of the Offer Letter and Kumar Employment Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Former Chief Executive Officer – Brian Humphries

On January 9, 2023, the Board determined that it would replace Mr. Humphries as the Company’s Chief Executive Officer and asked him to step down as a member of the Board of Directors, effective January 12, 2023. On January 9, 2023, Mr. Humphries agreed to resign from the Board, effective January 12, 2023. To facilitate the transition, Mr. Humphries is expected to remain with the Company as a special advisor until March 15, 2023 (the “Separation Date”), at which point Mr. Humphries’ employment with Cognizant Worldwide Limited (“CWW”), a subsidiary of the Company, will terminate.

In connection with Mr. Humphries’ transition in role, on January 9, 2023, Mr. Humphries, CWW and the Company entered into a Letter Agreement (the “Letter Agreement”), pursuant to which Mr. Humphries will remain an employee of CWW and will continue to receive his existing base salary and vesting of outstanding equity awards pursuant to their terms through the Separation Date. In addition, subject to Mr. Humphries’ execution and non-revocation of a release of claims against the Company and his continued compliance with certain restrictive covenants as set forth in his Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement dated April 1, 2019 entered into between Mr. Humphries and CWW (as amended by a letter agreement dated as of December 9, 2022, (the “Humphries Employment Agreement”)), if he remains with the Company through the Separation Date: (i) he will receive in March 2023 his annual cash incentive for 2022 based on the Company’s actual performance, (ii) he will receive continued payment of his salary and benefits through the Separation Date, (iii) his outstanding equity awards will continue to vest in accordance with their terms through the Separation Date, (iv) he will receive payment for his accrued but untaken vacation and (v) following the Separation Date, he will receive the severance benefits to which he would have been entitled upon a termination of employment by the Company without Cause (as defined in the Humphries Employment Agreement) under the Humphries Employment Agreement (including an amount equal to his annual base salary, payable over a one-year period in installments, a lump-sum cash amount equal to his target annual cash incentive for 2023) and accelerated vesting of certain time-based equity awards.

This description of the Letter Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On January 12, 2023, the Company issued a press release announcing the appointment of Mr. Kumar as the Company’s Chief Executive Officer and as a member of the Board, in each case effective January 12, 2023. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.*
Forward-Looking Statements

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our plans and expectations surrounding the timing of the transition period during which Mr. Humphries will continue to serve in a consulting role to the Company. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between the Company and Ravi Kumar Singisetti, acknowledged and agreed January 9, 2023 (portions of this Exhibit have been omitted)
10.2
Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement, between the Company and Ravi Kumar Singisetti, dated effective January 12, 2023 (portions of this Exhibit have been omitted)

10.3	Letter Agreement, dated as of January 9, 2023, by and among Cognizant Worldwide Limited, the Company and Brian Humphries
99.1	Press Release of Cognizant Technology Solutions Corporation, dated January 12, 2023*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	The information in Item 2.02, Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary

Date: January 12, 2023